Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(26,674)
Unrealized Gain (Loss) on Market Value of Futures	76,484
Dividend Income	2,253
Interest Income	5,153
Total Income (Loss)	$57,216

Expenses
General Partner Management Fees	$5,172
Professional Fees	8,954
Brokerage Commissions	151
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	99
NYMEX License Fee	103
Total Expenses	14,541
Expense Waiver	(8,335)
Net Expenses	$6,206
Net Income (Loss)	$51,010

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$8,175,712
Net Income (Loss)	51,010

Net Asset Value End of Month	$8,226,722
Net Asset Value Per Share (850,000 Shares)	$9.68

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612